As filed with the Securities and Exchange Commission on November 3, 1997
                                                  Registration No. 333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           INTERLINK ELECTRONICS, INC.
                 (Exact name of issuer as specified in charter)

                              -------------------

                    Delaware                                77-0056625
       (State or other jurisdiction of                    (IRS Employer
        incorporation or organization)                 Identification No.)

                546 Flynn Road
            Camarillo, California                            93012
  (Address of principal executive offices)                (Zip Code)

                            1996 Stock Incentive Plan
                            (Full title of the plan)

                              -------------------

                             E. Michael Thoben, III
                           Interlink Electronics, Inc.
                                 546 Flynn Road
                           Camarillo, California 93012
                     (Name and address of agent for service)

                                 (805) 484-8855
          (Telephone number, including area code, of agent for service)

                              -------------------

                                    Copy to:
                                  John J. Halle
                                 Stoel Rives LLP
                               900 SW Fifth Avenue
                           Portland, Oregon 97204-1268

                               -------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
 Title of Securities to be          Amount to be           Proposed Maximum         Proposed Maximum      Amount of Registration
         Reistered                   Registered           Aggregate Offering       Aggregate Offering              Fee
                                                         Price Per Share (1)           Price (1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001            1,500,000 shares              $7.625                 $9,277,500               $2,811.36
par value
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. Of the shares to be registered, 864,000 shares are subject to options with an aggregate exercise price of $4,428,000. The calculation of the registration fee for the balance of the shares is based on $7.625, which was the average of the high and low prices of the Common Stock on October 28, 1997 as reported on the Nasdaq National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents filed by Interlink Electronics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation provides:

     "No director of the [Company] shall be personally liable to the [Company] or its stockholders for monetary damages for conduct as a director, provided that this

     Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Law."

     As authorized by Section 102 of the Delaware General Corporation Law (the "General Corporation Law"), this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty to the Company or to its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any violation of
Section 174 of the General Corporation Law (relating to the declaration of dividends and the purchase or redemption of shares in violation of the General Corporation Law), or any transaction from which the director derived an improper personal benefit.

     The Company's bylaws provide:

          "No director of the [Company] shall be personally liable to the [Company] or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the liability of a director shall not be eliminated (i) for any breach of the director's duty of loyalty to the [Company] or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit."

     These limitations on director liability do not change the duty of care owed by a director to the Company and its shareholders. They do, however, eliminate the personal liability of directors for monetary damages in the event of litigation against the director alleging a breach of that duty. These limitations on director liability have no effect on the availability of equitable remedies, such as an injunction or rescission based upon a director's breach of the duty of care, although in certain instances such equitable relief may be impractical, for example, due to the passage of time since the director's alleged actions occurred.

     The limitations on the liability of directors apply only to claims against a director arising out of his or her role as a director and not in the case of a director who also serves as an officer, to claims against the person in the capacity of an officer or in any other non-director capacity, and applies only to derivative actions and not to third party claims. This means that actions brought by the Company's customers, discharged employees or regulatory agencies, for example, would not be affected. These provisions does not eliminate or limit a director's liability based on a breach of the director's duty of loyalty to the Company or its shareholders (which generally concerns directors' self-interested dealings with respect to the Company) or to liability arising under federal or state securities laws or federal or state laws regulating banks or bank holding companies. At present there is no pending or threatened litigation or proceeding of which the Company is aware involving a director of the Company in his capacity as such.

     The Company's Certificate of Incorporation also provides:

          "The [Company] shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the [Company] to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the [Company]), by reason of the fact that such person is or was a director, officer, employee or agent of the [Company] or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the [Company], or serves or served at the request of the [Company] as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The [Company] shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent, in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and
     (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the [Company's] obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement."

     The Company's bylaws provide:

          "The [Company] shall indemnify to the fullest extent then permitted by the law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the [Company]) by reason of the fact that the person is or was a director or officer of the [Company], or serves or served at the request of the [Company] as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the [Company] in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the [Company] as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person."

     Any person other than a director or officer who is or was an employee or agent of the Company, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as the board of directors in its discretion at any time or from time to time may authorize.

     Unless ordered by a court, any indemnification provided to officers or directors must be authorized in each specific case by any one of the following:
(i) a majority vote of a quorum of directors who are not parties to the proceeding; (ii) if such quorum is not obtainable, by independent legal counsel in a written opinion; or (iii) by the stockholders of the Company.

     The Company is also authorized to advance monies to officers and directors to cover expenses incurred in connection with a proceeding, provided that an officer or director must return any such advances if it is ultimately determined that such officer or director is not entitled to indemnification.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     4.1 Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1b of Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-1 filed with the Commission on October 2, 1996 (Registration No. 33-60380).

     4.2 Bylaws of the Company. Incorporated by reference to Exhibit 3.2 of Post- Effective Amendment No. 8 to the Company's Registration Statement on Form S-1 filed with the Commission on October 2, 1996 (Registration No. 33-60380).

     5.1  Opinion of Stoel Rives LLP.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Stoel Rives LLP (included in Exhibit 5.1).

     24.1 Power of Attorney of E. Michael Thoben, III

     24.2 Power of Attorney of George Gu

     24.3 Power of Attorney of Eugene F. Hovanec

     24.4 Power of Attorney of Merritt M. Lutz

     24.5 Power of Attorney of Carolyn MacDougall

     24.6 Power of Attorney of Paul D. Meyer

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 30th day of October, 1997.

                                       INTERLINK ELECTRONICS, INC.


                                       By /s/ E. MICHAEL THOBEN, III
                                          --------------------------------------
                                              E. Michael Thoben, III
                                               Chairman of the Board, President
                                               and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on October 30, 1997 in the capacities indicated.

         Signature                               Title
         ---------                               -----

(1)      Principal Executive:


         /s/ E. MICHAEL THOBEN, III              Chairman of the Board,
         -----------------------------------     President and Chief Executive
         E. Michael Thoben, III                  Officer,


(2)      Principal Accounting Officer and
         Financial Officer:


         /s/ PAUL D. MEYER*                      Chief Financial Officer
         -----------------------------------
         Paul D. Meyer


(3)      Directors:


         /s/ E. MICHAEL THOBEN, III              Director
         -----------------------------------
         E. Michael Thoben, III

         /s/ GEORGE GU*                          Director
         -----------------------------------
         George Gu


         /s/ EUGENE F. HOVANEC*                  Director
         -----------------------------------
         Eugene F. Hovanec


         /s/ MERRITT M. LUTZ*                    Director
         -----------------------------------
         Merritt M. Lutz


         /s/ CAROLYN MacDOUGALL*                 Director
         -----------------------------------
         Carolyn MacDougall


         *By: /s/ E. MICHAEL THOBEN, III
              -----------------------------------
                  E. Michael Thoben, III
                  Attorney In Fact

                                  EXHIBIT INDEX
                                                                      Sequential
Exhibit                                                                     Page
-------                                                                     ----

  4.1 Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1b of Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-1 filed with the Commission on October 2, 1996 (Registration No. 33-60380).

  4.2     Bylaws of the Company. Incorporated by reference to Exhibit
          3.2 of Post-Effective Amendment No. 8 to the Company's
          Registration Statement on Form S-1 filed with the Commission on October 2, 1996 (Registration No. 33-60380).

  5.1     Opinion of Stoel Rives LLP.

  23.1    Consent of Arthur Andersen LLP.

  23.2    Consent of Stoel Rives LLP (Included in Exhibit 5.1)

  24.1    Power of Attorney of E. Michael Thoben, III

  24.2    Power of Attorney of George Gu

  24.3    Power of Attorney of Eugene F. Hovanec

  24.4    Power of Attorney of Merritt M. Lutz

  24.5    Power of Attorney of Carolyn MacDougall

  24.6    Power of Attorney of Paul D. Meyer